EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the PAID, Inc. 2011 Non-Qualified Stock Option Plan of our report dated March 12, 2010 with respect to our audit of the financial statements of Paid, Inc. (a Delaware corporation) included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ CCR LLP

Westborough, Massachusetts
February 2, 2011